EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Raj Denhoy 415 828-1044 rdenhoy@establishmentlabs.com

Establishment Labs Reports Third Quarter 2024 Financial Results
NEW YORK, NY, November 7, 2024 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced financial results for the third quarter ended September 30, 2024.
Third Quarter Highlights and Outlook
•Third quarter worldwide revenue of $40.2 million.
•2024 revenue guidance updated to $165 million to $168 million, from previous guidance of $174 million to $184 million..
•Third quarter loss from operations was $13.1 million compared to a loss of $21.0 million in the year-ago period.
•Adjusted EBITDA loss of $7.0 million compared to a loss of $16.3 million in the year-ago period.
•Third quarter cash use was $14.9 million compared to use of $38.0 million in the year ago period.
•Cash balance of $39.7 million as of September 30, 2024; approximately $114.0 million proforma cash balance including $25.0 million Tranche C of Oaktree credit facility drawn on October 8, 2024, and $50.0 million from sale of common stock on November 7, 2024.
•$50.0 million registered direct offering priced at a 5% discount to the close of trading on November 7, 2024.
•Oaktree credit facility amended to extend availability of $25 million Tranche D to December 31, 2025, subject to achieving revenue milestones.
•Agreement in principle by R-Bridge Fund, an affiliate of CBC Group, to invest up to $50 million in Chinese distributor; proceeds to be used to support the growth of Motiva in China.
•FDA approval of Motiva Implants on September 26, 2024.
•Expected U.S. revenue to exceed $35 million in 2025.
“The U.S. launch of Motiva has exceeded even our high expectations,” said Juan José Chacón-Quirós, Chief Executive Officer. “The amazing response from plastic surgeons and women in the United States to Motiva has validated what we have seen in many other countries: namely that a safer implant that offers new options can move markets. We have onboarded over 250 new accounts in just the first three weeks of our launch and right now, we are adding 15 new accounts a day. We have 32 sales reps in the field and expect to be at 40 by year end.”
“We have taken this opportunity to strengthen our balance sheet and with the tangible results of reductions in our expense base, we are well funded for the opportunities ahead. We continue to focus on efficiencies across our global organization and our EBITDA loss was less than half of what it was a year ago despite increased investment in the United States,” Mr. Chacón-Quirós continued. “With the delay in US FDA approval relative to our earlier expectations and continued weakness in Brazil, we are adjusting our guidance for 2024. We are on a clear path for global market leadership and have many years of significant double-digit revenue growth and emerging profitability ahead of us.”
Third Quarter 2024 Financial Results
Total revenue for the quarter ended September 30, 2024 was $40.2 million compared to $38.5 million for the same period in 2023.
Gross profit for the third quarter was $25.7 million, or 63.9% of revenue, compared to $26.1 million, or 67.7% of revenue, for the same period in 2023. The decrease in gross profit margin was primarily driven by geographic mix and changes in foreign currency exchange rates.
Total operating expenses for the third quarter were $38.9 million, a decrease of $8.2 million compared to $47.1 million in the third quarter of 2023.
SG&A expenses for the third quarter decreased approximately $5.9 million to $34.1 million compared to $40.0 million in the third quarter of 2023. The decrease in SG&A was primarily the result of the cost reduction initiatives, including headcount reductions, offset by increased investment in the United States.
R&D expenses decreased approximately $2.3 million to $4.8 million in the third quarter compared to $7.1 million for the same quarter a year ago. The decrease was primarily due to reductions in personnel costs.
Net loss for the third quarter was $16.7 million compared to a net loss of $29.3 million in the year ago period.
The Company’s cash balance on September 30, 2024 was $39.7 million. Cash decreased $0.3 million from December 31, 2023, primarily as a result of the private placement offering completed on January 9, partially offset by operating losses and investments in the new manufacturing facility. Pro forma cash balance approximately $114.0 million including $25.0 million Tranche C of Oaktree credit facility drawn on October 8, 2024, and $50.0 million from sale of common stock on November 7, 2024.
Conference Call and Webcast Information
Establishment Labs will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed by dialing (877) 407-8037 (U.S. and Canada) or (201) 689-8037 (international) and using conference ID number 13749629. In addition, the live and archived webcast will be available in the Investor Relations section of the Company's website at www.establishmentlabs.com.
About Establishment Labs
Establishment Labs Holdings Inc. is a global medical technology company dedicated to improving women’s health and wellness through the power of science, engineering, and technology. The Company offers a portfolio of Femtech solutions for breast health, breast aesthetics and breast reconstruction. The nearly four million Motiva® devices Establishment Labs has delivered to plastic and reconstructive surgeons since 2010 have created a new standard for safety and patient satisfaction in the over 85 countries in which they are available. The Motiva Flora® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and it is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Mia Femtech™, Establishment Lab’s unique minimally invasive experience for breast harmony, is the Company’s most recent breakthrough innovation. These solutions are supported by over 200 patent applications in 20 separate patent families worldwide and over 100 scientific and clinical studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2016 and FDA 21 CFR 820 under the MDSAP program. Please visit our website for additional information at www.establishmentlabs.com.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies, limiting the usefulness of the measures for comparison with other companies.
EBITDA is defined as net income or loss excluding: (1) interest income and expense; (2) provision for income taxes; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.
We also present Adjusted EBITDA which includes additional adjustments for items such as other non-cash charges, gains or losses on extinguishment of debt, share-based compensation and foreign currency gains and losses. We believe that Adjusted EBITDA provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor's understanding of our performance.
We believe disclosure of this information is also useful to investors as it provides insight into the earnings that management uses to make strategic decisions. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of our operating performance. EBITDA and Adjusted EBITDA do not represent cash generated from operating activities under GAAP and should not be considered as alternatives to cash flows from operations or any other operating performance measure prescribed by GAAP. These measures are not measures of our liquidity, nor are indicative of funds available to fund our cash needs. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.
Please see “Reconciliation of EBITDA and Adjusted EBITDA” for a reconciliation of these measures to net income (loss), the most directly comparable financial measure. This release also includes information about our expectations regarding Adjusted EBITDA on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted EBITDA information because a reconciliation of such measure to our expected GAAP net income (loss) on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonably predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company’s annual report on Form 10-K filed on March 4, 2024 and will be discussed in the company's quarterly report on Form 10-Q that will be filed on November 12, 2024, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.
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ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$40,227	$38,506	$121,511	$133,591
Cost of revenue	14,510	12,454	42,478	47,199
Gross profit	25,717	26,052	79,033	86,392
Operating expenses:
Sales, general and administrative	34,055	39,962	95,788	108,695
Research and development	4,801	7,128	14,562	20,608
Total operating expenses	38,856	47,090	110,350	129,303
Loss from operations	(13,139)	(21,038)	(31,317)	(42,911)
Interest income	234	271	1,278	516
Interest expense	(5,313)	(3,679)	(14,880)	(11,055)
Other income (expense), net	2,046	(4,158)	(3,770)	(2,086)
Loss before income taxes	(16,172)	(28,604)	(48,689)	(55,536)
Provision for income taxes	(510)	(669)	(1,376)	(2,424)
Net loss	$(16,682)	$(29,273)	$(50,065)	$(57,960)

Basic and diluted net loss per share	$(0.59)	$(1.12)	$(1.80)	$(2.28)
Weighted average outstanding shares used for basic and diluted net loss per share	28,248,256	26,034,185	27,885,255	25,444,155

ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Balance Sheets
(In thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash	$39,697	$40,035
Accounts receivable, net of allowance for credit losses of $2,715 and $1,841	67,251	46,918
Inventory, net	67,122	79,471
Prepaid expenses and other current assets	8,883	8,477
Total current assets	182,953	174,901
Long-term assets:
Property and equipment, net of accumulated depreciation	79,423	77,205
Goodwill	465	465
Intangible assets, net of accumulated amortization	9,783	7,987
Right-of-use operating lease assets, net	4,849	3,381
Other non-current assets	5,212	4,702
Total assets	$282,685	$268,641
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$34,397	$41,624
Accrued liabilities	13,821	13,690
Other liabilities, short-term	2,280	1,836
Total current liabilities	50,498	57,150
Long-term liabilities:
Note payable, net of debt discount and issuance costs	194,360	188,739
Operating lease liabilities, non-current	3,825	2,712
Other liabilities, long-term	1,292	1,645
Total liabilities	249,975	250,246
Shareholders’ equity:
Total shareholders’ equity	32,710	18,395
Total liabilities and shareholders’ equity	$282,685	$268,641

ESTABLISHMENT LABS HOLDINGS INC.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)
The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(16,682)	$(29,273)	$(50,065)	$(57,960)
Interest expense	(5,313)	(3,679)	(14,880)	(11,055)
Interest income	234	271	1,278	516
Provision for income taxes	(510)	(669)	(1,376)	(2,424)
Depreciation and amortization	(1,990)	(1,061)	(4,680)	(2,944)
EBITDA	(9,103)	(24,135)	(30,407)	(42,053)
Stock compensation expense & compensation paid in stock	(4,290)	(4,041)	(11,712)	(10,981)
Foreign currency gain (loss)	2,204	(3,816)	(3,579)	(1,436)
Adjusted EBITDA	$(7,017)	$(16,278)	$(15,116)	$(29,636)